Exhibit 23(a)











May 15, 2000



Board of Directors
CommerceFirst Bancorp, Inc.
705 Melvin Avenue, Suite 104
Annapolis, Maryland   21401

RE:   Registration Statement on Form SB-2 (No: 333-91817)

We hereby consent to the incorporation by reference of our report dated May 15, 2000 included or incorporated by reference in the Registrant's Post-Effective Amendment No. 1 to Form SB-2 Registration Statement Under The Securities Act of 1933 for the period July 9, 1999 (date of inception) to March 31, 2000 and to the reference to our firm under the heading "Experts".


Sincerely,



/s/ Trice Geary & Myers LLC